Exhibit 99.1

uniQure Announces Pricing of its Public Offering

Lexington, MA and Amsterdam, the Netherlands, October 24, 2017 — uniQure N.V. (NASDAQ: QURE), a leading gene therapy company advancing transformative therapies for patients with severe unmet medical needs, such as hemophilia B, Huntington’s disease and congestive heart failure, today announced the pricing of its underwritten public offering of 5,000,000 of its ordinary shares at a public offering price of $18.25 per share. The gross proceeds to uniQure from the offering, before deducting the underwriting discounts and commissions and estimated offering expenses payable by uniQure, are expected to be $91,250,000. All ordinary shares to be sold in the offering are being sold by uniQure. In addition, uniQure has granted to the underwriters a 30-day option to purchase up to 750,000 additional ordinary shares at the public offering price, less underwriting discounts and commissions. The offering is expected to close on or about October 27, 2017, subject to the satisfaction of customary closing conditions.

Leerink Partners and Evercore ISI are acting as joint book-running managers for the offering. Chardan is acting as lead manager and H.C. Wainwright & Co. is acting as co-manager for the offering.

The securities described above are being offered by uniQure pursuant to its shelf registration statement on Form S-3 (File No. 333-216701) filed with the Securities Exchange Commission (the “SEC”) on March 15, 2017, as amended on May 15, 2017 and declared effective by the SEC on May 26, 2017. A preliminary prospectus supplement and accompanying prospectus relating to the offering was filed with the SEC and a final prospectus supplement and the accompanying prospectus relating to this offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525 ext. 6132 or by email at Syndicate@Leerink.com; and Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 36th Floor, New York, NY 10055, or by telephone at (888) 474-0200, or by email at ecm.prospectus@evercore.com. The preliminary prospectus supplement and accompanying prospectus is also available, and the final prospectus supplement and accompanying prospectus will be available, for free on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About uniQure

uniQure is delivering on the promise of gene therapy - single treatments with potentially curative results. We are leveraging our modular and validated gene therapy technology platform to advance a pipeline of proprietary and partnered gene therapies to treat patients with hemophilia, Huntington’s disease and cardiovascular diseases.

Forward-Looking Statement

This press release contains certain statements that are forward-looking within the meaning of Section 27a of the Securities Act of 1933, as amended, and that involve risks and uncertainties. These statements include, without limitation, statements regarding our expectations of market conditions, the satisfaction of customary closing conditions related to the public offering, and other statements including the words “may,” “will,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances), which constitute and are intended to identify forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms, or at all, continued interest in our rare disease portfolio, the ability to develop our product candidates and technologies, the impact of changes in the financial markets and global economic conditions, and other risks as are set forth in uniQure’s Annual Report on Form 10-K and other reports filed by uniQure with the SEC. uniQure undertakes no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise.

uniQure Contacts

For Investors:		For Media:

Maria Cantor	Eva M. Mulder	Tom Malone
Direct : +339-970-7536	Direct: +31 20 240 6103	Direct: 339-970-7758
Mobile: 617-680-9452	Mobile: +31 6 52 33 15 70	Mobile: 339-223-8541
m.cantor@uniQure.com	e.mulder@uniQure.com	t.malone@uniqure.com